UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2016

Horsehead Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33658	20-0447377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405

Pittsburgh, Pennsylvania 15205

(Address of principal executive offices, including zip code)

724-774-1020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Horsehead Holding Corp. (the “Company”) and its subsidiaries Horsehead Corporation, The International Metals Reclamation Company, LLC and Horsehead Metal Products, LLC entered into a Forbearance and Amendment Agreement dated as of January 15, 2016 (the “Macquarie Forbearance”) with Macquarie Bank Limited, as administrative agent and lender under the Credit Agreement dated as of June 30, 2015. As previously disclosed, effectiveness of the Macquarie Forbearance was subject to certain conditions precedent. All of the conditions precedent were satisfied on January 20, 2016 and the Macquarie Forbearance is now in full force and effect.

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, the Company is exercising a 30-day grace period, which expires on February 3, 2016, with respect to a $1.9 million interest payment that was due and payable on January 4, 2016 on its 3.80% Convertible Senior Notes due 2017. The Company has not made a decision at this time as to whether or not such interest payment will be made before the expiration of the grace period.

The information included in this Current Report on Form 8-K under Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 21, 2016	HORSEHEAD HOLDING CORP.

	By:	/s/ Robert D. Scherich
	Name:	Robert D. Scherich
	Title:	Vice President and Chief Financial Officer

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